Second Amendment to Office Lease

This Second Amendment to Office Lease (the "Amendment") is made and entered into as of May 31, 2012 (the "Amendment Date"), by and between BAY CENTER INVESTOR LLC, a Delaware limited liability company ("Landlord"), and JAMBA JUICE COMPANY, a California corporation ("Tenant"), with reference to the following facts.

Recitals

A. Landlord (as successor in interest to Bay Center Office, LLC, a Delaware limited liability company) and Tenant have entered into that certain Office Lease dated July 28, 2006 (the "Original Lease"), for the leasing of certain premises known as Suites 150 and 200, consisting of approximately 35,635 rentable square feet and located on the entire second floor and a portion of the ground floor of the Building located at 6475 Christie Avenue, Emeryville, California (collectively, the “Original Premises") as such Original Premises are more fully described in the Original Lease.

B. The Original Lease was amended by that certain First Amendment to Office Lease dated March 25, 2011 (the "First Amendment"; together with the Original Lease, collectively, the “Lease”) pursuant to which the Original Premises were expanded to include those certain premises known as Suite 315, consisting of approximately 1,873 rentable square feet located on the third floor of the Building (the “Suite 315 Premises”) on a month-to-month basis. Pursuant to Tenant’s notice to Landlord dated January 6, 2012, Tenant terminated its month to month lease of the Suite 315 Premises, effective as of February 5, 2012. The Term of the Lease is presently scheduled to expire on January 31, 2017 (the "Expiration Date").

C. Landlord and Tenant now wish to further amend the Lease to provide for, among other things, the expansion of the Original Premises to include those certain premises known as Suite 115, consisting of approximately 1,630 rentable square feet located on the ground floor of the Building (the "Suite 115 Premises"), which Suite 115 Premises are depicted on the floor plan attached hereto and made a part hereof as Exhibit A, all upon and subject to each of the terms, conditions, and provisions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Landlord and Tenant agree as follows:

1. Recitals: Landlord and Tenant agree that the above recitals are true and correct and are hereby incorporated herein as though set forth in full.

2. Suite 115 Premises:

2.1 Commencing upon Landlord's delivery of the Suite 115 Premises to Tenant (the "Suite 115 Commencement Date") the Original Premises shall be expanded to include the Suite 115 Premises for a term coterminous with the Term of the Lease for the Original Premises, and leased on the same terms and conditions set forth in the Lease, subject to modifications set forth in this Amendment. The Suite 115 Commencement Date is anticipated to be on or about June 1, 2012.

2.2 From and after the Suite 115 Commencement Date, the defined term "Premises" as set forth in the Basic Lease Information shall mean and refer to the aggregate of the Original Premises and the Suite 115 Premises consisting of a combined total of approximately 37,265 rentable square feet located on the entire second floor and a portion of the ground floor of the Building. Accordingly, from and after the Suite 115 Commencement Date, all references in this Amendment and in the Lease to the defined term "Premises" shall mean and refer to the Original Premises and the Suite 115 Premises, collectively. Landlord and Tenant hereby agree that for purposes of the Lease, from and after the Suite 115 Commencement Date, the rentable square footage area of the Premises shall be conclusively deemed to be 37,265 rentable square feet.

1

3. Condition of the Suite 115 Premises: Upon Landlord's execution and unconditional delivery of this Amendment, Landlord shall deliver the Suite 115 Premises to Tenant, together with five (5) keys to the Suite 115 Premises and five (5) access fobs to the Building. Subject to the foregoing provisions, Landlord shall deliver to Tenant possession of the Suite 115 Premises in its then existing condition and state of repair, "AS IS", with all Building Systems serving the Premises in good working order and condition and in compliance with all applicable governmental laws and requirements (including, without limitation, the Americans with Disabilities Act of 1990 and California Title 24), to the extent such laws and requirements were in effect as of the date of Landlord’s application for permits in November 2011 in connection with certain work performed by Landlord in the Suite 115 Premises, subject to the provisions of this Amendment. Except as otherwise expressly provided in Section 8 of this Amendment, Landlord shall not be obligated to provide or pay for any improvement, remodeling or refurbishment work or services related to the improvement, remodeling or refurbishment of the Suite 115 Premises. By taking possession of the Suite 115 Premises, Tenant shall be deemed to have accepted the Suite 115 Premises in good condition and state of repair, subject to the provisions of this Amendment. Tenant expressly acknowledges and agrees that, subject to the provisions of this Amendment, neither Landlord nor any of Landlord's agents, representatives or employees has made any representations as to the suitability, fitness or condition of the Suite 115 Premises for the conduct of Tenant's business or for any other purpose, including without limitation, any storage incidental thereto, or for any other purpose. Any exception to the foregoing provisions must be made by express written agreement signed by both parties. Tenant acknowledges that no representations or warranties of any kind, express or implied, respecting the condition of the Suite 115 Premises, the Building, or Project or have been made by Landlord or any agent of Landlord to Tenant, except as expressly set forth herein. When the Suite 115 Premises Commencement Date has been determined, Landlord and Tenant shall execute a Confirmation of Term in the form as set forth in Exhibit B attached to this Amendment, which Confirmation of Term shall be executed and returned within fifteen (15) days following Tenant's receipt thereof from Landlord.

4. Base Rent: Effective as of the Amendment Date, the Basic Lease Information and Section 4.1 of the Lease shall be amended to provide that for the period commencing on the Suite 115 Commencement Date through the Expiration Date, the monthly Base Rent payable by Tenant to Landlord for the Suite 115 Premises ("Suite 115 Monthly Base Rent"), in accordance with the provisions of Section 4.1 of the Lease shall be as follows (which Suite 115 Monthly Base Rent shall be payable by Tenant, in addition to the monthly Base Rent payable by Tenant pursuant to the Lease with respect to the Original Premises for such period):

Period	Suite 115 Monthly Base Rent
6/1/12 – 5/31/13*	$4,482.50
6/1/13 – 5/31/14	$4,616.98
6/1/14 – 5/31/15	$4,755.49
6/1/15 – 5/31/16	$4,898.15
6/1/16 – 1/31/17	$5,045.09

*If the Suite 115 Commencement Date is other than June 1, 2012, all rent periods shall be adjusted so that Base Rent for the Suite 115 Premises increases annually on the anniversary of the Suite 115 Commencement Date.

5. Base Year for Suite 115 Premises: Effective as of the Suite 115 Commencement Date, the Lease shall be amended to provide that the "Base Year" (as defined in the Basic Lease Information) applicable to the Suite 115 Premises shall be calendar year 2012. Landlord and Tenant acknowledge and agree that the "Base Year" applicable to the Original Premises is calendar year 2007 and shall remain unmodified by this Amendment.

6. Tenant's Percentage Share for Suite 115 Premises: Effective as of the Suite 115 Commencement Date, the Lease shall be amended to provide that "Tenant's Percentage Share" (as defined in the Basic Lease Information) for the Suite 115 Premises shall be 1.34%. Landlord and Tenant acknowledge and agree that "Tenant's Percentage Share" for the Original Premises is 29.28% and shall remain unmodified by this Amendment.

2

7. Parking Spaces: Effective as of the Suite 115 Commencement Date, the Lease shall be amended to provide that the number of Minimum Spaces (as defined in the Basic Lease Information and Section 30.1 of the Lease) shall be increased by 5 unassigned parking stalls to a total of 123 unassigned parking stalls.

8. Tenant Moving Allowance. Within thirty (30) days following Tenant's submission of invoices to Landlord evidencing Tenant's payment of such costs to third party vendors unaffiliated with Tenant, provided that Tenant is not in default of any term, covenant or condition of the Lease or this Amendment, Landlord shall reimburse Tenant for Tenant's actual, third party, out-of-pocket costs incurred in connection with (i) Tenant's move of its personal property, fixtures and equipment; (ii) the installation of Tenant's telecommunications equipment and wiring in the Suite 115 Premises; (iii) Tenant's purchase and installation of furniture for use by Tenant in the Suite 115 Premises; and (iii) constructing Alterations in the Suite 115 Premises inclusive of all hard and soft costs including, but not limited to, architectural, project management and architectural fees (collectively, "Tenant's Moving Costs"), in an amount up to, but not exceeding, Sixteen Thousand Three Hundred and 00/100 Dollars ($16,300.00) (i.e., $10.00 per rentable square foot of the Suite 115 Premises) (the "Moving Allowance"). Notwithstanding the foregoing, Landlord's obligation to disburse the Moving Allowance to Tenant shall be subject to Landlord's receipt of invoices evidencing Tenant's Moving Costs, on or prior to the date that is nine (9) months following the Suite 115 Commencement Date. In the event that Landlord fails to receive invoices evidencing Tenant's Moving Costs on or prior to such date, Landlord shall have no obligation to provide the Moving Allowance to Tenant, and Tenant hereby releases Landlord from any and all claims relating to such Moving Allowance and/or Landlord's obligation to provide the same.

9. Insurance: Tenant shall deliver to Landlord, upon execution of this Amendment, a certificate of insurance evidencing that the Suite 115 Premises are included within and covered by Tenant's insurance policies required to be carried by Tenant pursuant to the Lease.

10. Brokers: Landlord shall pay to Colliers International ("Landlord's Broker") and CBRE, Inc. ("Tenant's Broker"; together with Landlord's Broker, collectively, "Brokers"), a commission in connection with such brokers' negotiation of this Amendment pursuant to a separate written agreement between Landlord and Landlord's Broker. Other than such Brokers, Landlord and Tenant each represent and warrant to the other that no broker, agent, or finder has procured or was involved in the negotiation of this Amendment and no such broker, agent or finder is or may be entitled to a commission or compensation in connection with this Amendment. Landlord and Tenant shall each indemnify, defend, protect and hold the other harmless from and against any and all liability, loss, damages, claims, costs and expenses (including reasonable attorneys' fees) resulting from claims that may be asserted against the indemnified party as a result of the indemnifying party’s breach of the foregoing warranty and representation.

11. Effect of Amendment: Except as modified herein, the terms and conditions of the Lease shall remain unmodified and continue in full force and effect. In the event of any conflict between the terms and conditions of the Lease and this Amendment, the terms and conditions of this Amendment shall prevail.

12. Definitions: Unless otherwise defined in this Amendment, all terms not defined in this Amendment shall have the meanings assigned to such terms in the Lease.

13. Authority: Subject to the assignment and subletting provisions of the Lease, this Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, legal representatives, successors and assigns. Each party hereto and the persons signing below warrant that the person signing below on such party's behalf is authorized to do so and to bind such party to the terms of this Amendment.

14. Incorporation: The terms and provisions of the Lease are hereby incorporated in this Amendment.

3

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date and year first above written.

Landlord:

BAY CENTER INVESTOR LLC,

a Delaware limited liability company

By:         Harvest Bay Center Investors, LLC,

a Delaware limited liability company,

its Managing Member

By: /s/ John Winther

Printed Name: John Winther

Title: President

By:         Bay Center, LLC,

a Delaware limited liability company,

its Managing Member

By: Bay Center REIT, LLC,

       a Delaware limited liability company,

       its sole member

By:	Principal Enhanced Property Fund, L.P.,
a Delaware limited partnership,
its managing member

By:	Principal Enhanced Property Fund GP, LLC,
a Delaware limited liability company,
its general partner

By:	Principal Real Estate Investors, LLC,
a Delaware limited liability company,
its sole member

By	/s/ Robert T. Klinkner
Name:	Robert Klinkner
Title:	Assistant Managing Director, Asset Management

By
Name:
Title:

///signatures continued on next page///

4

Tenant:

JAMBA JUICE COMPANY,

a California corporation

By /s/ Karen Luey

Name: Karen Luey

Title: EVP, CFO, CAO & Secretary

By /s/ Thibault de Chatellus

Name: Thibault de Chatellus

Title: SVP, Global Franchise

5

Exhibit A

Depiction of Suite 115 Premises

Exhibit A, Page 1

Exhibit B

CONFIRMATION OF TERM

LEASE DATE:	July 28, 2006, as amended by that certain First Amendment to Office Lease dated as of March 25, 2011 and that certain Second Amendment to Office Lease dated as of May __, 2012 (the "Second Amendment")

LANDLORD:	Bay Center Investor LLC

TENANT:	Jamba Juice Company

EXPANSION PREMISES:	6475 Christie Avenue, Suite 115, Emeryville, California

Pursuant to Section 2 of the above-referenced Second Amendment, the Suite 115 Commencement Date (as defined in Section 2.1 of the Second Amendment) shall be _________________________.

///continued on next page///

Exhibit B, Page 1

//continued from previous page///

LANDLORD:

BAY CENTER INVESTOR LLC,

a Delaware limited liability company

By:	Harvest Bay Center Investors, LLC,
a Delaware limited liability company,
its Co-Managing Member

By: ________________________________

Printed Name: ________________________

Title: _______________________________

By:         Bay Center, LLC,

a Delaware limited liability company,

its Co-Managing Member

By:         Bay Center REIT, LLC,

a Delaware limited liability company,

its sole member

By: Principal Enhanced Property Fund, L.P.,

a Delaware limited partnership,

its managing member

By:  Principal Enhanced Property Fund GP, LLC,

a Delaware limited liability company,

its general partner

By:  Principal Real Estate Investors, LLC,

a Delaware limited liability company,

its sole member

By
Name:
Title:

By
Name:
Title:

///signatures continued on next page///

Exhibit B, Page 2

///signatures continued from previous page///

TENANT:

JAMBA JUICE COMPANY,

a California corporation

By
Name:
Title:

By
Name:
Title:

Exhibit B, Page 3